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                                 Exhibit 23.2.1

                         INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Amendment No. 1 to the Registration Statement No. 333-31440 of Zebu on Form S-1 of our report dated February 29, 2000 on the consolidated financial statements of Zebu and our report dated February 29, 2000 on the financial statements of SelectTech, both reports appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

San Francisco, California
April 11, 2000